UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2015

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

Restructuring Plan

On March 31, 2015, Carpenter Technology Corporation (the “Company”) approved and commenced a restructuring plan (the “Restructuring Plan”).  The Restructuring Plan includes: (i) reducing the Company’s salaried positions by approximately 200, or 10%, (ii) reducing the Company’s outsourced contractors by approximately 60 positions, and (iii) reducing other non-labor related costs.

Activities undertaken in connection with the Restructuring Plan are expected to be substantially completed by the end of the first quarter of fiscal year 2016.  The Restructuring Plan is expected to result in approximately $30 million of annual cost savings.  In connection with the Restructuring Plan, the Company expects to incur a pre-tax charge of approximately $11 million, which will be recorded in the third quarter of fiscal year 2015.  In connection with the Restructuring Plan, we do not expect to have any future cash expenditures in excess of the charges set forth above.

Ultra-Fine Grain Materials Development Program Exit

In connection with the Company’s ongoing strategic assessment, the Company has exited the ultra-fine grain materials development program (the “Program Exit”).  In connection with the Program Exit, the Company anticipates that it will incur a pre-tax charge in the third quarter of fiscal year 2015 of approximately $13 million, reflecting the cost to exit a license agreement as well as the associated non-cash asset impairment charges.  The charges associated with the Program Exit are not expected to result in future cash expenditures.

On March 31, 2015, the Company issued a press release (the “Press Release”) announcing the Restructuring Plan, the Program Exit and providing certain preliminary estimated financial results for the third quarter of fiscal year 2015.  A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.  The description of the Restructuring Plan, the Program Exit and the contents of the Press Release are qualified in their entirety by Exhibit 99.1, which is incorporated herein by reference.

Item 2.05 - Costs Associated With Exit or Disposal Activities.

The disclosures contained under Item 2.02 are incorporated herein by reference.

Item 2.06 - Material Impairments.

The disclosures contained under Item 2.02 are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 31, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015	CARPENTER TECHNOLOGY CORPORATION

	By	/s/ Tony R. Thene
Tony R. Thene
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated March 31, 2015